EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-226015, 333-218543, 333-160450, 333-191249, 333-169534 and 333-114464) of Cognizant Technology Solutions Corporation of our report dated February 19, 2019, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 19, 2019